UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2011 (January 25, 2011)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On January 25, 2011, SM Energy Company (the “Company”) issued a press release announcing its preliminary estimated production results for the fourth quarter of 2010, its estimated proved reserves as of December 31, 2010, and additional updates relating to divestiture activity, liquidity and selected economic sensitivity information related to certain of the Company’s major areas of operating activity.  A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 25, 2011, the Company issued a press release announcing that it intends to sell $250 million in aggregate principal amount of senior notes due 2019 to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act. The Company intends to use the net proceeds from the offering to repay borrowings outstanding under its credit facility, fund its ongoing capital expenditure program, and for general corporate purposes.  A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of the Company dated January 25, 2011, entitled SM Energy Announces Preliminary Production and Proved Reserve Estimates for 2010
	Exhibit 99.2	Press release of the Company dated January 25, 2011, entitled SM Energy Announces Private Offering of $250 Million of Senior Unsecured Notes Due 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SM ENERGY COMPANY

Date:	January 25, 2011	By:	/s/ KELLY E. COLLINS
Kelly E. Collins
Sr. Manager- Financial Reporting & Assistant Corporate Secretary